SECURITIES AND EXCHANGE COMMISSION
                      WASHINGTON, D.C. 20549
                   _____________________________

                             FORM 8-K

                          CURRENT REPORT
              PURSUANT TO SECTION 13 OR 15(d) OF THE
                  SECURITIES EXCHANGE ACT OF 1934




Date of report (Date of earliest event reported      MARCH 6, 1996

                         CARROLS CORPORATION
        (Exact Name of Registrant as Specified in Charter)



     DELAWARE                  1-6553           16-0958146
(State or Other Jurisdiction  (Commission      (Employer
   of Incorporation)          File Number)   Identification No.)



     968 JAMES STREET, SYRACUSE, NY        13203
(Address of Principal Executive Offices)   (Zip Code)



Registrant's telephone number, including area code (315) 424-0513




    (Former Name or Former Address, if Changed Since Last Report)

















ITEM 5.   OTHER EVENTS


     On March 6, 1996, Atlantic Restaurants, Inc. (the "Buyer"), Carrols Holdings Corporation ("Holdings"), Carrols Corporation (the "Registrant") and Certain Selling Shareholders of Holdings (the "Selling Shareholders") entered into a Securities Purchase Agreement (the "Agreement"). Pursuant to the Agreement, Buyer will acquire between 95% and 100% of the outstanding shares of common stock, including securities that are convertible, exercisable or exchangeable into shares of common stock, of Holdings (the "Securities"). Holdings is the owner of all of the issued and outstanding capital stock of the Registrant.

     Assuming all of the Securities are acquired by the Buyer, the aggregate purchase price will be approximately $86,500,000 (the "Purchase Price"). In accordance with the Agreement, the Purchase Price is subject to adjustment in the event (i) certain liabilities of the Registrant as of March 31, 1996 exceed specified targeted levels or (ii) of a delay in the Closing. The Purchase Price shall be paid in cash.

     It is anticipated, at the closing of the transaction (the "Closing"), the Buyer will elect a new board of directors of Holdings and Holdings will elect a new board of directors of the Registrant.

     The parties anticipate the Closing will occur in April, 1996 if all of the conditions precedent to the Closing, which are currently anticipated to be met, will have occurred by such time, including (i) the termination or expiration of the applicable Hart-Scott-Rodino waiting period; (ii) obtaining the consent of Burger King Corporation and (iii) additional conditions to Closing set forth in the Agreement. The purchase and sale of certain outstanding options, representing 3.2% of the Securities on a fully-diluted basis, will be consummated on or about January 6, 1997.

     The consummation of the transactions contemplated by the Agreement will constitute a "change of control" under the Indenture, dated as of August 17, 1993 (the "Indenture"), among the Registrant, Holdings and Marine Midland Bank, N.A., as trustee, governing the Registrant's $110 million aggregate principal amount of 11 1/2% Senior Notes Due 2003 (the "Notes"). In accordance with the terms and conditions of the Indenture, upon a "change of control", each holder of the Notes will have the right to require the Registrant to repurchase all or any part of such holder's Notes at a repurchase price in cash equal to 101% of the principal amount of the Notes being repurchased (plus accrued and unpaid interest, if any).

ITEM 7(C).     EXHIBITS

     2.1 Securities Purchase Agreement dated March 6, 1996, among Atlantic Restaurants, Inc., Carrols Holdings Corporation, Carrols Corporation and Certain Selling Shareholders, excluding exhibits and schedules.

     2.2       Deferred Securities Purchase Agreement dated March
               6, 1996 among Atlantic Restaurants, Inc., Alan
               Vituli and Pryor, Cashman, Sherman & Flynn.

     2.3 Escrow Agreement dated March 6, 1996, by and among Atlantic Restaurants, Inc., Bahrain International Bank (E.C.), Carrols Holdings Corporation, Carrols Corporation, certain selling shareholders and Baer Marks and Upham.



                            SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized in the City of Syracuse, State of New York on the 21st day of March, 1996.



                                 CARROLS CORPORATION


                                 By:/s/ Alan Vituli



                                 Alan Vituli, Chairman and
                                 Chief Executive Officer